EXHIBIT 24

                                POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints Mary Beyer Halsey her true and lawful attorney and agent to execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; to do any and all things in her name which said person may deem necessary or advisable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such forms with the Securities and Exchange Commission and any other applicable regulatory authority; and she hereby approves, ratifies and confirms all that said person shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of August 2003.

                                          /s/ Sandra D. Feltman
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                                          Sandra D. Feltman

                                          As witnessed by hand and seal on this
                                          22nd day of August, 2003

                                          /s/ Lori J. Murphy
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                                          Notary Public State of Maryland
                                          My Commission expires February 8, 2006